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                                                                    EXHIBIT 23.1

               CONSENT OF FORTNER, BAYENS, LEVKULICH AND CO., P.C.

                                     EXHIBIT

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To Board of Directors
Front Range Capital Corporation


         We consent to the use in the Form 10-QSB of Front Range Capital Corporation for the nine-month period ended September 30, 2001 our report dated October 11, 2001 relating to the consolidated balance sheet of Front Range Capital Corporation and subsidiaries as of September 30, 2001 and the related consolidated statements of income, comprehensive income for the three-month and nine-month periods then ended and cash flows for nine-month period then ended.







                                  /s/ Fortner, Bayens, Levkulich & Co., P.C.

Denver, Colorado
November 13, 2001